Exhibit 99.1
Corpay Reports First Quarter Financial Results
25% revenue growth, 11% organic revenue growth, and 29% adjusted EPS growth1

Atlanta, Ga., May 7, 2026 — Corpay, Inc. (NYSE: CPAY), the corporate payments company, today reported financial results for its first quarter ending March 31, 2026.

"Our first quarter results were outstanding, with revenue growth of 25% and adjusted net income per share growth of 29%, finishing well ahead of expectations," said Ron Clarke, chairman and chief executive officer, Corpay, Inc. "Organic revenue growth was 11% for the fourth consecutive quarter and our strong first quarter performance gives us increased confidence in our rest of year guidance," concluded Clarke.

Financial Results for First Quarter of 2026:

GAAP Results
•Revenues increased 25% to $1,261.0 million in the first quarter of 2026, compared with $1,005.7 million in the first quarter of 2025.
•Net income2 increased 44% to $350.1 million in the first quarter of 2026, compared with $243.2 million in the first quarter of 2025.
•Net income per diluted share2 increased 49% to $5.07 in the first quarter of 2026, compared with $3.40 per diluted share in the first quarter of 2025.
•First quarter net income and net income per diluted share attributable to Corpay include a gain on the sale of a business, which increased net income by approximately $81 million, or $1.19 of earnings per diluted share.

Non-GAAP Results1
•Organic revenue growth1 was 11% in the first quarter of 2026.
•Adjusted EBITDA1 increased 24% to $688.6 million in the first quarter of 2026, compared to $555.4 million in the first quarter of 2025.
•Adjusted net income1,2 increased 23% to $397.2 million in the first quarter of 2026, compared with $322.9 million in the first quarter of 2025.
•Adjusted net income per diluted share1,2 increased 29% to $5.80 per diluted share in the first quarter of 2026, compared with $4.51 per diluted share in the first quarter of 2025.
"Our Corporate Payments segment delivered 16% organic revenue growth, and lodging improved significantly sequentially," said Peter Walker, chief financial officer, Corpay, Inc. "Revenue over performance had a high flow through resulting in EBITDA margins over 100 basis points higher than we expected. We repurchased 2.4 million shares for $786 million, and still exited the quarter with 2.7x leverage," concluded Walker.

Fiscal Year 2026 Outlook:

“We are raising our full-year outlook as a result of our first quarter over-performance, the expected higher rest of year fuel prices and our first quarter fundamental trends running ahead of our expectations,” said Peter Walker.

For fiscal year 2026, Corpay, Inc.'s financial guidance1 is revised as follows:

•Total revenues between $5.250 billion and $5.330 billion;
•Net income between $1.352 billion and $1.432 billion;
•Net income per diluted share between $20.39 and $21.19;
•Adjusted net income between $1.746 billion and $1.826 billion; and
•Adjusted net income per diluted share between $26.30 and $27.10.

Corpay’s guidance assumptions are as follows:

•Weighted average U.S. fuel prices equal to $4.17 per gallon based on the April 2026 EIA short-term energy outlook;
•Fuel price spreads flat with the 2025 average;
•Foreign exchange rates unchanged from our prior guidance in February 2026;
•Interest expense between $415 million and $445 million, based on the SOFR forward curve as of April 29, 2026;
•Free cashflow is used to pay down debt;
•Approximately 67 million fully diluted shares outstanding;
•An adjusted effective tax rate of approximately 25% to 27%; and
•No impact related to material acquisitions or divestitures not closed.
Second Quarter of 2026 Outlook:

“Revenue for the second quarter of 2026 is expected to be approximately $1.295 billion at the midpoint, growing 18% year over year, and adjusted net income per diluted share is expected to be $6.55 at the midpoint, growing 28% year over year,” said Peter Walker.

As always, guidance may change in the future based on new information and therefore may not reflect actual results.
Conference Call:

The Company will host a conference call to discuss first quarter 2026 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Peter Walker, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800)-267-6316 or (203)-518-9783; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11161333. The replay will be available through Thursday, May 21, 2026. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology and similar expressions.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements on preliminary information, internal estimates and management’s assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle adoption, retail lodging prices, foreign exchange rates and interest rates trends develop as anticipated, and whether we are able to develop and implement successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solutions to manage our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of information security controls, or other technology or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities and the related regulations and regulatory environment; use of third-party vendors and other third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, such as our recent acquisition of a partnership interest in AvidXchange and the acquisition of Alpha, including, without limitation, the time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2025 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock-based compensation expense related to stock-based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions, redemption value adjustment for a non-controlling interest and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures, inclusive of changes in operational and capital structure, and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs and other items as listed above for adjusted net income. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, spend management, fleet cards, virtual cards), AP modernization solutions (e.g., invoice and payments automation) and cross-border services (mass payments, risk management solutions and global bank accounts) to businesses worldwide. Corpay solutions “keep business moving” and result in our customers better controlling business expenses, mitigating fraud, and ultimately spending less. To learn more, visit www.corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2 Net income, net income per diluted share, adjusted net income and adjusted net income per diluted share is amount attributable to Corpay.

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended March 31,
	2026	2025	% Change
	(Unaudited)	(Unaudited)

Revenues, net	$1,260,987	$1,005,667	25%
Expenses:
Processing	272,062	221,844	23%
Selling	148,207	107,557	38%
General and administrative	203,799	156,959	30%
Depreciation and amortization	114,826	92,188	25%
Other operating, net	7,351	(5)	NM
Gain on disposition, net	121,423	—	NM
Operating income	636,165	427,124	49%
Other expenses:
Other expense, net	21,048	4,095	NM
Interest expense, net	110,100	93,922	17%
Loss on extinguishment of debt	—	1,596	—%
Total other expenses, net	131,148	99,613	32%
Income before income taxes	505,017	327,511	54%
Provision for income taxes	151,303	83,636	81%
Net income	353,714	243,875	45%
Less: Net income attributable to noncontrolling interests	3,648	642	NM
Net income attributable to Corpay	$350,066	$243,233	44%
Basic earnings per share*	$5.14	$3.46	49%
Diluted earnings per share*	$5.07	$3.40	49%
Weighted average shares outstanding:
Basic shares	67,541	70,316
Diluted shares	68,443	71,558

*For 2026, Basic and Diluted earnings per share amounts are determined under the two-class method
NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,536,812	$2,408,097
Restricted cash	6,279,515	6,583,843
Accounts and other receivables (less allowance)	2,630,917	2,145,679
Securitized accounts receivable — restricted for securitization investors	2,144,000	1,823,000
Prepaid expenses and other current assets	1,045,865	1,002,621
Total current assets	14,637,109	13,963,240
Property and equipment, net	468,544	472,310
Goodwill and other intangibles, net	10,398,588	10,802,551
Other assets	1,160,549	1,170,034
Total assets	$26,664,790	$26,408,135
Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Customer deposits	7,852,839	8,118,566
Accounts payable, accrued expenses and other current liabilities	3,382,668	2,832,581
Securitization facility	2,144,000	1,823,000
Current portion of notes payable and lines of credit	1,609,770	1,522,530
Total current liabilities	14,989,277	14,296,677
Notes payable and other obligations, less current portion	6,606,870	6,656,157
Deferred income taxes	595,880	614,345
Other noncurrent liabilities	609,261	612,279
Total noncurrent liabilities	7,812,011	7,882,781
Commitments and contingencies
Redeemable noncontrolling interest	308,000	302,000
Stockholders’ equity:
Common stock	132	132
Additional paid-in capital	4,009,290	3,970,077
Retained earnings	10,611,840	10,264,751
Accumulated other comprehensive loss	(1,358,886)	(1,392,154)
Treasury stock	(9,752,248)	(8,958,942)
Total Corpay stockholders’ equity	3,510,128	3,883,864
Noncontrolling interest	45,374	42,813
Total equity	3,555,502	3,926,677
Total liabilities, redeemable noncontrolling interest and equity	$26,664,790	$26,408,135

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (In thousands)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Operating activities
Net income	$353,714	$243,875
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	35,377	28,396
Stock-based compensation	27,495	18,366
Provision for credit losses on accounts and other receivables	42,350	30,661
Amortization of deferred financing costs and discounts	3,715	2,274
Amortization of intangible assets and premium on receivables	79,449	63,792
Loss on extinguishment of debt	—	1,596
Deferred income taxes	30,147	(7,983)
Gain on disposition of business	(121,423)	—
Other non-cash operating expense, net	24,406	(46)
Changes in operating assets and liabilities (net of acquisitions/disposition)	(531,850)	(455,082)
Net cash used in operating activities	(56,620)	(74,151)
Investing activities
Acquisitions, net of cash acquired	—	(153,719)
Purchases of property and equipment	(51,092)	(44,771)
Proceeds from disposition, net of cash	420,210	—
Other	—	14,572
Net cash provided by (used in) investing activities	369,118	(183,918)
Financing activities
Proceeds from issuance of common stock	11,718	32,079
Repurchase of common stock	(785,971)	(58,718)
Borrowings on securitization facility, net	321,000	146,000
Deferred financing costs	(349)	(10,827)
Proceeds from notes payable	—	750,000
Principal payments on notes payable	(51,535)	(49,285)
Borrowings from revolver	3,177,000	2,454,000
Payments on revolver	(3,135,000)	(3,120,000)
Borrowings on swing line of credit, net	46,678	—
Other	285	(952)
Net cash (used in) provided by financing activities	(416,174)	142,297
Effect of foreign currency exchange rates on cash	(71,937)	42,850
Net decrease in cash and cash equivalents and restricted cash	(175,613)	(72,922)
Cash and cash equivalents and restricted cash, beginning of period	8,991,940	4,456,345
Cash and cash equivalents and restricted cash, end of period	$8,816,327	$4,383,423
Supplemental cash flow information
Cash paid for interest, net	$136,288	$119,022
Cash paid for income taxes, net	$102,807	$114,745

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended March 31,
	2026	2025
Net income attributable to Corpay	$350,066	$243,233

Stock-based compensation	27,495	18,366
Amortization[1]	83,164	66,066
Loss on extinguishment of debt	—	1,596
Integration and deal related costs	16,926	11,389
Restructuring and related costs	4,040	2,800
Gain on disposition, net	(121,423)	—
Adjustments at equity method investment, net of tax	21,390	—
Other[2]	10,963	7,092
Total adjustments	42,555	107,309
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(39,554)	(27,616)
Discrete tax items[4]	44,103	—
Adjusted net income attributable to Corpay	$397,170	$322,926
Adjusted net income per diluted share attributable to Corpay[5]	$5.80	$4.51
Diluted shares	68.4	71.6

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, certain legal expenses, amortization expense attributable to the Company's noncontrolling interests, taxes associated with stock-based compensation programs and a loss on an economic hedge of a foreign-denominated purchase price of an acquisition.

[3] Represents provision for income taxes of pre-tax adjustments. Adjustments related to our equity method investment are tax effected at the effective tax rate of the investment as stated.
[4] For 2026, represents discrete taxes on net gain realized upon disposition of our PaybyPhone business within Vehicle Payments of $40.0 million and taxes related to our equity method investment.
[5] Excludes the impact on earnings per share of the adjustment of a non-controlling interest to its maximum redemption value of $3.0 million.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[1]
	Three Months Ended March 31,				Three Months Ended March 31,
	2026	2025	Change	% Change	2026	2025	Change	% Change
CORPORATE PAYMENTS[2]
'- Revenues, net	$503.9	$345.1	$158.8	46%	$481.8	$416.8	$65.0	16%
'- Spend volume	$81,850	$47,846	$34,005	71%	$81,850	$57,371	$24,479	43%
'- Revenues, net per spend $	0.62%	0.72%	(0.11)%	(15)%	0.59%	0.73%	(0.14)%	(19)%
VEHICLE PAYMENTS
'- Revenues, net	$563.9	$474.3	$89.6	19%	$523.6	$477.6	$46.0	10%
'- Transactions	209.0	200.7	8.3	4%	208.4	199.8	8.6	4%
'- Revenues, net per transaction	$2.70	$2.36	$0.33	14%	$2.51	$2.39	$0.12	5%
'- Tag transactions[3]	24.1	22.9	1.2	5%	24.1	22.9	1.2	5%
- Parking transactions	66.3	65.1	1.2	2%	66.3	65.1	1.2	2%
- Fleet transactions	101.7	99.6	2.1	2%	101.0	98.7	2.3	2%
- Other transactions	17.0	13.1	4.0	30%	17.0	13.1	4.0	30%
LODGING PAYMENTS
'- Revenues, net	$111.0	$110.2	$0.8	1%	$109.7	$110.2	$(0.5)	—%
'- Room nights	7.4	9.8	(2.4)	(25)%	7.4	9.8	(2.4)	(25)%
'- Revenues, net per room night	$15.06	$11.26	$3.79	34%	$14.88	$11.26	$3.62	32%
OTHER[4]
'- Revenues, net	$82.2	$76.0	$6.2	8%	$81.1	$76.0	$5.1	7%
'- Transactions	465.0	429.0	36.0	8%	465.0	429.0	36.0	8%
'- Revenues, net per transaction	$0.18	$0.18	$—	—%	$0.17	$0.18	$—	(2)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,261.0	$1,005.7	$255.3	25%	$1,196.2	$1,080.7	$115.5	11%

[1] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[2] Corporate payments revenue per spend dollar decreased over the prior year due to new payables and cross-border enterprise clients.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the first quarter of 2026 was 8.0 million.
[4] Other includes Gift, Outsourced Card Processing and Payroll Card.
* Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended March 31,
	2026	%	2025	%
US	$543	43%	$507	50%
Brazil	211	17%	163	16%
UK	205	16%	146	15%
Other	302	24%	190	19%
Consolidated Revenues, net	$1,261	100%	$1,006	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended March 31,
	2026	%	2025	%
Corporate Payments	$504	40%	$345	34%
Vehicle Payments	564	45%	474	47%
Lodging Payments	111	9%	110	11%
Other	82	7%	76	8%
Consolidated Revenues, net	$1,261	100%	$1,006	100%

*Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2026[1]	2025[2]	% Change
Revenues, net:
Corporate Payments	$503,867	$345,116	46%
Vehicle Payments	563,903	474,278	19%
Lodging Payments	110,974	110,224	1%
Other[3]	82,243	76,048	8%
	$1,260,987	$1,005,667	25%
Operating income:
Corporate Payments	$179,081	$129,823	38%
Vehicle Payments	382,805	222,786	72%
Lodging Payments	42,765	43,043	(1)%
Other[3]	31,514	31,471	—%
	$636,165	$427,124	49%
Depreciation and amortization:
Corporate Payments	$53,249	$29,707	79%
Vehicle Payments	47,571	46,855	2%
Lodging Payments	11,323	12,824	(12)%
Other[3]	2,683	2,802	(4)%
	$114,826	$92,188	25%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition. Results from Alpha acquired in the fourth quarter of 2025 are reported in the Corporate Payments segment from the date of acquisition.

[2] Segment results for 2025 have been recast to conform to current period segment presentation.
[3] Other includes Gift, Outsourced Card Processing and Payroll Card.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2026*	2025*	2026*	2025*
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$481.8	$416.8	$81,850	$57,371
Impact of acquisitions/dispositions[2]	—	(71.7)	—	(9,525)
Impact of fuel prices/spread	0.5	—	—	—
Impact of foreign exchange rates	21.5	—	—	—
As reported	$503.9	$345.1	$81,850	$47,846
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$523.6	$477.6	208.4	199.8
Impact of acquisitions/dispositions	1.0	(3.4)	0.6	0.9
Impact of fuel prices/spread	1.3	—	—	—
Impact of foreign exchange rates	38.0	—	—	—
As reported	$563.9	$474.3	209.0	200.7
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$109.7	$110.2	7.4	9.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.3	—	—	—
As reported	$111.0	$110.2	7.4	9.8
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$81.1	$76.0	465.0	429.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.1	—	—	—
As reported	$82.2	$76.0	465.0	429.0

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,196.2	$1,080.7	Intentionally Left Blank
Impact of acquisitions/dispositions	1.0	(75.1)
Impact of fuel prices/spread[3]	1.8	—
Impact of foreign exchange rates[3]	62.0	—
As reported	$1,261.0	$1,005.7

[1] Other includes Gift, Outsourced Card Processing and Payroll Card.
[2] Revenues reflect 2025 proforma impact of acquisition of Alpha Group.
[3] Revenues reflect the positive impact of movements in foreign exchange rates of approximately $62 million, positive impact from fuel prices of approximately $4 million and the negative impact of fuel price spreads of approximately $2 million.

* Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended March 31,
	2026	2025
Net income from operations	$353.7	$243.9
Provision for income taxes	151.3	83.6
Interest expense, net	110.1	93.9
Other expense, net	21.0	4.1
Depreciation and amortization	114.8	92.2
Gain on disposition, net	(121.4)	—
Loss on extinguishment of debt	—	1.6
Other operating, net	7.4	—
EBITDA	$636.9	$519.3

Stock-based compensation	$27.5	$18.4
Other addbacks[1]	24.2	17.7
Adjusted EBITDA	$688.6	$555.4

Revenues, net	$1,261.0	$1,005.7
Adjusted EBITDA margin	54.6%	55.2%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2026 and second quarter 2026 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2026 GUIDANCE
	Low*	High*
Net income	$1,352	$1,432
Net income per diluted share	$20.39	$21.19

Stock-based compensation	127	127
Amortization	336	336
Gain on disposition, net	(121)	(121)
Other	155	155
Total pre-tax adjustments	$497	$497

Income taxes	(103)	(103)
Adjusted net income	$1,746	$1,826
Adjusted net income per diluted share	$26.30	$27.10

Diluted shares	67	67

	Q2 2026 GUIDANCE
	Low*	High*
Net income	$301	$321
Net income per diluted share	$4.59	$4.79

Stock-based compensation	36	36
Amortization	88	88
Other	35	35
Total pre-tax adjustments	$160	$160

Income taxes	(36)	(36)
Adjusted net income	$424	$444
Adjusted net income per diluted share	$6.45	$6.65

Diluted shares	66	66

* Columns may not calculate due to rounding.